Exhibit 99.(d)

REAL ESTATE CAPITAL INCOME 877.940.8777 NorthStarSecurities.com/CREfund

Subscription Agreement Instructions to Investors Share Classes A, D & I

PROSPECTUS DATED Please carefully read the Prospectus of NorthStar Real Estate Capital Income Fund (“the Fund”), as supplemented to date, before deciding to invest in shares of beneficial interest, par value of $0.001 per share, of the Fund (“the Shares”). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The dealer manager or person designated by the dealer manager will send each shareholder a confirmation of his or her purchase after they have been admitted as a shareholder.

1. Investment A minimum investment of $4,000 is required for Class A and Class D Shares. A minimum investment of $100,000 is required for Class I Shares. A check for the full purchase price of the shares subscribed for should be made payable to “NorthStar Real Estate Capital Income Fund.” Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled “Investor Suitability.” Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. For purchases of Class A Shares, the “Additional Purchase” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Please see the section of the Prospectus entitled “Plan of Distribution, Compensation of the Dealer Manager and Selected Broker-Dealers” for more information. A completed Subscription Agreement is required for each initial investment.

2. Share Class Selection Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase.

3. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. Corporation: An authorized officer must sign. Articles of incorporation must be provided.

Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided.

Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided.

Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form.

Individual Owner: Owner must sign.

Joint Tenant With Rights of Survivorship: Each joint tenant must sign.

Community Property: All parties must sign.

IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment.

Tenants in Common and Tenants by Entirety: Each tenant must sign.

Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign (this may or may not be the minor’s parent). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

4. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of each investor. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

5. Distribution Information Complete this section to enroll in the DRP, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.)

6. Go Paperless Please indicate if you authorize the Fund to provide its reports and updates to you by making such information available on its website, www.NorthStarSecurities.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections.

7. Subscriber Signatures Please separately initial each representation made by the investor(s) where indicated. Except in the case of fiduciary accounts, the investor(s) may not grant any person a power of attorney (POA) to make such representations on such investor’s behalf. An Attorney-in-Fact signing on behalf of the investor(s) pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor(s). Please complete this section so that the Fund and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Fund and the broker-dealer named in the Subscription Agreement.

8. Broker-Dealer/Registered Representative/Registered Investment Advisor Information This Section is to be completed by the registered representative or registered investment advisor AND the broker-dealer.

9. Payment Instructions Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 9. NSCREFUND-INST_04.2016

REAL ESTATE CAPITAL INCOME 877.940.8777 NorthStarSecurities.com/CREfund

Subscription Agreement Share Classes A, D & I of the NorthStar Real Estate Capital Income Fund (the Fund)

1. Investment Make checks payable to NorthStar Real Estate Capital Income Fund

State of Sale $ Investment Amount

Initial Investment (minimum is $4,000 for Class A and Class D Shares and $100,000 for Class I shares) Additional Purchase (minimum is $500)

2. Share Class Selection (required)

Share Class A | Fund Number xxxxVolume Discount Purchase (only applies to Class A

purchases, minimum is $200,001) Share Class D | Fund Number xxxx

Check this box if investor is purchasing through a Registered Investment

Advisor (RIA) or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor

child of employee). Share Class I | Fund Number xxxx

3. Form of Ownership Corporation1 Partnership2 Estate3 Pension Plan KEOGH Plan 401K PSP Trust:4 date__________ Other: please specify__________________________

Name of Trust/Corporation/Plan/Other SSN or TIN of Trust/Corporation/Plan/Other

Required documentation: 1) Articles of incorporation. 2) Title and signature pages of the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form.

Individual Individual TOD5 Joint Tenant (with rights of survivorship) Joint Tenant TOD5 (with rights of survivorship) Community Property Traditional IRA SEP IRA Simple IRA Beneficiary IRA6 Roth IRA

Tenants in Common Tenants by Entirety UGMA: state of_______ UTMA: state of_______

5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarSecurities.com/CREfund.

6) Please include deceased person’s name, SSN, date of birth and date of death in Section 4 under Co-Investor/Co-Trustee.

Custodian7 or Third Party Administrator Information8 (if applicable)

Name of Custodian/Third Party Administrator Mailing Address City

State Zip Code Custodian/Third Party Administrator Telephone Number

Custodian TIN Custodian Account Number

7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 7.

8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

4. Investor Registration Information Investor/Trustee/Authorized Signer Residential Address (no P.O. Boxes)

SSN/TIN DOB (mm/dd/yy) City Non U.S. Citizen Country of Citizenship State Zip Code

Co-Investor/Co-Trustee/Co-Authorized Signer Mailing Address (if different from above) SSN/TIN City

DOB (mm/dd/yy) DOD (mm/dd/yy for Beneficiary IRA) State Zip Code

Non U.S. Citizen Country of Citizenship E-mail Daytime Telephone Evening Telephone

5. Distribution Information Distribution Reinvestment Plan (DRP)* % Fill out information below If you checked Cash: Send check to a third party or Cash: Direct Deposit via ACH.

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit in your Custodial account cited in Section 3. Financial Institution/Third Party Cash Distribution (Choose One Only) Address

Cash: Send check to my Custodian in Section 3. (custodian accounts only) % City

Cash: Send check to the address in Section 4.

(non-custodian accounts only) % State Zip Code

Cash: Send check to a third party - fill out information to the right. (non-custodian accounts only) % ABA Routing Number (Direct Deposit via ACH only) Cash: Direct Deposit via ACH - fill out information to the right. (non-custodian accounts only) % Account Number

Total of DRP and Cash 100% Checking Savings Brokerage/Other

(attach a voided, pre-printed check or deposit slip) (send check to a third party only)

6. Go Paperless initials E-mail In lieu of receiving paper documents*, I authorize the Fund to make available on its website, www.NorthStarSecurities.com: quarterly investor statements, semi-annual reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections. * E-delivery does not include New Account Statements or Trade Confirmations.

7. Subscriber Signatures Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor(s) pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. In order to induce the Fund to accept this subscription, I hereby warrant that:

INVESTOR INITIALS CO-INVESTOR INITIALS ALL REPRESENTATIONS (A-F) MUST BE INITIALED

a. b. c. d. e. f. a. I received a final prospectus of the Fund, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.

b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income. c. I have accepted the terms and conditions of the Fund’s Declaration of Trust and Bylaws

d. I am purchasing Shares for my own account and acknowledge that the investment is not liquid.

e. I declare that the information supplied is true and correct and may be relied upon by the Fund.

f. I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

Net worth should be calculated exclusive of homes, furnishings and personal automobiles.

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer Date Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian Date When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

8. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete) The Registered Representative (RR) or RIA must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm Registered Representative/RIA Registered Representative #/Branch #

Mailing Address City

State Zip Code E-mail

Telephone Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have fully complied with the suitability requirements pursuant to FINRA Rule 2111, including having a reasonable basis to believe that a recommended transaction or investment strategy is suitable for the investor, based on the investor’s profile, which includes, but is not limited to, the investor’s age, other investments, financial situation and needs, tax status, investment objectives, investment experience, investment time horizon, liquidity needs, risk tolerance, and any other information the investor may disclose in connection with such recommendation. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Real Estate Capital Income Fund.

RIAs must complete the following: Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

Registered Representatives must complete the following: I hereby certify that I hold a Series 7, Series 6 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal(if required by Broker-Dealer) Date Date

9. Payment Instructions By mail - Checks should be made payable to NorthStar Real Estate Capital Income Fund. Forward the Subscription Agreement and payment to:

Regular mail

NorthStar Real Estate Capital Income Fund

c/o DST Systems, Inc.

P.O. Box 219923

Kansas City, MO 64121-9923

Express/Overnight delivery

NorthStar Real Estate Capital Income Fund

c/o DST Systems, Inc.

430 West 7th Street

Kansas City, MO 64105-1407

Wire transfers - Please reference subscriber’s name.

UMB Bank, N.A.

ABA Routing Number - 101000695

Account Number - 9871879666

Reference - NorthStar Real Estate Capital Income Fund

NSCREFUND-SUBDOC_04.2016